SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) - October 15, 2009

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 20, 2009 Lockheed Martin Corporation announced its financial results for the quarter ended September 27, 2009. The press release is furnished as Exhibit 99.1 to this Form. Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02.	Election of Certain Officers.

On October 15, 2009, Lockheed Martin announced that its Board of Directors elected Christopher E. Kubasik to serve as President and Chief Operating Officer, effective January 1, 2010.  Mr. Kubasik, 48, currently serves as Executive Vice President of Lockheed Martin’s Electronic Systems business area.  Prior to his appointment to that position in 2007, Mr. Kubasik served as the Corporation’s Executive Vice President and Chief Financial Officer, responsible for financial strategies, processes and operations.

In the new organizational alignment, Mr. Kubasik will report to Robert J. Stevens, who will remain Chairman and Chief Executive Officer of the Corporation.  Lockheed Martin’s four business area Executive Vice Presidents, the Senior Vice President of Operations and Program Management, and the Chief Information Officer and Vice President of Enterprise Services will report to Mr. Kubasik.  The remaining corporate staff functions will continue to report to Mr. Stevens.

The Corporation plans to name Mr. Kubasik’s successor as Executive Vice President of Electronic Systems soon.  A copy of the Corporation’s press release announcing this change is furnished as Exhibit 99.2 to this report.  Exhibit 99.2 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Lockheed Martin Corporation Press Release dated October 20, 2009 (earnings release for the quarter ended September 27, 2009).

99.2	Press Release dated October 15, 2009, announcing election of Christopher E. Kubasik as President and Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By	/s/ Mark R. Bostic
Mark R. Bostic Vice President of Accounting and Acting Controller (Chief Accounting Officer)

October 20, 2009